[LETTERHEAD OF STAF*TEK]

PROMISSORY NOTE
TO
GERRY MCILHARGEY

$25,000.00	December 28, 2006

For value received, Staf*Tek Services, Inc. of Tulsa, Oklahoma, (herein referred to as “maker”) promises to pay to the order of GERRY MCILHARGEY, (herein referred to as “payee”) on or before June 30, 2007 the principal sum of Twenty Five Thousand and No/Dollars and Two Thousand in interest for a total of Twenty Seven Thousand and No/Dollars.

Payment of this note shall be as follow: One lump sum payment of $25,000.00 and $2000.00 interest for a total of $27000.00.

Maker may prepay this note in whole or in part without penalty or surcharge at any time prior to the maturity date.

The maker hereby severally waives presentment for payment, notice of nonpayment, protest and notice to protest, and aggress that extensions of the time for payment may be granted without notice. In case of legal proceedings to collect this note, maker agrees to pay all court costs including reasonable attorneys’ fees to payee as prevailing parties in the suit.

IN WITNESS WHEREOF, this agreement is signed the 28th day of December, 2007.

/s/ Shelia Hobens	/s/ Gerry McIlhargey
Shelia Hobens	Gerry McIlhargey, President & CEO
St. Joseph, Inc.
4870 S. Lewis, Suite 250	4870 S. Lewis St., Ste. 250
Tulsa, OK 74105	Tulsa, Oklahoma 74105